As filed with the Securities and Exchange Commission on December 4, 2009

Registration No. 333-68212

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KFORCE INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3264661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 EAST PALM AVENUE, TAMPA, FLORIDA	33605
(Address of Principal Executive Offices)	(Zip Code)

KFORCE INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

JOSEPH J. LIBERATORE

Executive Vice President, Chief Financial Officer

KFORCE INC.

1001 East Palm Avenue, Tampa, Florida 33605

(Name and address of agent for service)

(813) 552-5000

(Telephone number, including area code, of agent for service)

Copies of all communications to:

ROBERT J. GRAMMIG, ESQ.

HOLLAND & KNIGHT LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

(813) 227-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On August 23, 2001, Kforce Inc. (“Kforce”) filed with the Securities and Exchange Commission a registration statement on Form S-8 (Registration No. 333-68212) (the “Registration Statement”) registering the sale of up to 3,000,000 shares of Common Stock, par value $0.01 per share, pursuant to the Kforce Inc. 1999 Employee Stock Purchase Plan (the “1999 ESPP”). On October 30, 2009, the Board of Directors of Kforce Inc. (“Kforce”) approved the 2009 Employee Stock Purchase Plan (the “2009 ESPP”), which will replace the 1999 ESPP, which had a ten-year termination provision.

Kforce is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister any and all previously registered shares that remained available as of the date hereof for future grant under the 1999 ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 4th day of December, 2009.

Kforce Inc.

By:	/S/ DAVID L. DUNKEL
David L. Dunkel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/S/ DAVID L. DUNKEL David L. Dunkel	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	December 4, 2009

By:	/S/ JOSEPH J. LIBERATORE Joseph J. Liberatore	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	December 4, 2009

By:	/S/ JEFFREY B. HACKMAN	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 4, 2009
Jeffrey B. Hackman

By:	/S/ JOHN N. ALLRED	Director	December 4, 2009
John N. Allred

By:	/S/ W.R. CAREY, JR.	Director	December 4, 2009
W.R. Carey, Jr.

By:	/S/ RICHARD M. COCCHIARO	Vice Chairman of the Board, Director	December 4, 2009
Richard M. Cocchiaro

By:	/S/ MARK F. FURLONG	Director	December 4, 2009
Mark F. Furlong

By:	/S/ PATRICK D. MONEYMAKER	Director	December 4, 2009
Patrick D. Moneymaker

By:	/S/ ELAINE D. ROSEN	Director	December 4, 2009
Elaine D. Rosen

By:	/S/ RALPH E. STRUZZIERO	Director	December 4, 2009
Ralph E. Struzziero

By:	/S/ HOWARD W. SUTTER	Vice Chairman of the Board, Vice President and Director	December 4, 2009
Howard W. Sutter

By:	/S/ A. GORDON TUNSTALL	Director	December 4, 2009
A. Gordon Tunstall